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                                                                     Exhibit 2n.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-2 (No. 333-75458) of our report dated March 19, 2002, relating to the financial statements of Western Asset Premier Bond Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Baltimore, Maryland
March 21, 2002